UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
March 4, 2021
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Slack Technologies, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-38926 (Commission File Number)	26-4400325 (I.R.S. Employer Identification Number)
500 Howard Street
San Francisco, California 94105
(Address of principal executive offices and zip code)

(415) 630-7943
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	WORK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As disclosed in a previously filed Current Report on Form 8-K, on December 1, 2020, Slack Technologies, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with salesforce.com, inc. (“Salesforce”), Skyline Strategies I Inc., a Delaware corporation and a wholly owned subsidiary of Salesforce (“Merger Sub I”), and Skyline Strategies II LLC, a Delaware limited liability company and a wholly owned subsidiary of Salesforce (“Merger Sub II”). The Merger Agreement provides for the merger of Merger Sub I with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”) and a direct, wholly owned subsidiary of Salesforce (the “First Merger”), immediately followed by a second merger of the Surviving Corporation into either Merger Sub II or Salesforce, with either Merger Sub II or Salesforce continuing as the surviving company (the “Second Merger” and together with the First Merger, the “Mergers”).
On March 4, 2021, Robert Frati, the Company’s Senior Vice President of Sales and Customer Success, entered into a waiver and acknowledgment agreement with Salesforce and the Company (the “Waiver Letter”) that amends certain rights that Mr. Frati has under the Company’s Amended and Restated Executive Severance Plan (the “Severance Plan”) in consideration for the benefits Mr. Frati may receive as a result of the completion of the Mergers and continued employment with the Company, Salesforce, or one of their respective affiliates.
The Waiver Letter generally provides for the following, effective as of immediately prior to the closing of the Mergers: (i) the definition of Good Reason (as defined in the Severance Plan) will no longer include a material diminution in Mr. Frati’s position, responsibilities, authority, or duties as grounds for a resignation for Good Reason and Mr. Frati will not have the right to assert Good Reason under the terms of the Severance Plan or any of his equity award agreements with the Company as a result of any changes to his position, responsibilities, authority, or duties; (ii) accelerated vesting of equity awards in connection with certain terminations of Mr. Frati’s employment will only apply to unvested awards held by Mr. Frati prior to the closing of the Mergers; and (iii) the vesting schedules of Mr. Frati’s unvested equity awards as of the closing of the Mergers will be amended such that 50% of the shares underlying such equity awards (on tranche by tranche basis) will vest on each of the first and second anniversaries of the closing of the Mergers, subject to Mr. Frati’s continued employment through the applicable amended vesting date. The Waiver Letter also provides that Mr. Frati will no longer be eligible for coverage under the Severance Plan after the first anniversary of the closing of the Mergers, at which time Mr. Frati will be eligible to participate in the Salesforce severance plan applicable to similarly situated employees of Salesforce.
The Waiver Letter will become null and void if the Merger Agreement terminates without the closing of the Mergers having occurred.
The foregoing summary of the Waiver Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Waiver letter, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ended January 31, 2021.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2021	Slack Technologies, Inc.

	By:	/s/ Allen Shim
	Name:	Allen Shim
	Title:	Chief Financial Officer